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                               INTEL CORPORATION
                             1984 STOCK OPTION PLAN
                  (Amended and Restated Effective May 4, 1994)


1. PURPOSE

  The purpose of this amended and restated Intel Corporation 1984 Stock Option Plan (the "Plan") is to advance the interests of Intel Corporation, a Delaware corporation and its subsidiaries (hereinafter collectively "Intel" or the "Corporation"), by stimulating the efforts of key employees on behalf of Intel, heightening the desire of key employees to continue in employment with Intel, assisting Intel in competing effectively with other enterprises for the services of new employees necessary for the continued improvement of operations, and to attract and retain the best available personnel for service as directors of the Corporation. This amended and restated Plan (a) permits the grant of incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as options which are not incentive stock options pursuant to Code Section 422, (b) extends the term of the Plan, (c) changes the provisions for the grant of options to non-employee directors, (d) adds an individual grant limitation required by Code Section 162(m) for option income for certain individuals to be tax deductible by the Corporation and (e) makes certain additional changes.

2. DEFINITIONS

  (a)  "Board of Directors" means the Board of Directors of the Corporation.

  (b) "Committee" means the Stock Option Committee appointed by the Board of Directors from among its members.

  (c) "Disablement" means a physical condition arising from an illness or injury which renders an individual incapable of performing work. The determination of the Committee as to an individual's Disablement shall be made in accordance with the standards and procedures of the Corporation's then-current Long Term Disability Plan and shall be conclusive on all of the parties.

  (d) "Plan" means the Intel 1984 Stock Option Plan, as amended and restated herein.

  (e) "Retirement" means retirement from active employment with Intel at or after age 60. The determination of the Committee as to an individual's Retirement shall be conclusive on all parties.
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  (f)  "Subsidiary" means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation where each of the corporations in the unbroken chain other than the last corporation owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3. PARTICIPANTS

  "Participants" in the Plan shall be those key Intel employees to whom options may be granted from time to time by the Committee. Participants shall also include non-employee directors of the Corporation to whom options are granted in accordance with Section 6. No option shall be granted to any person if immediately after the grant of such option such person would own stock, including stock subject to outstanding options held by him or her, amounting to more than five percent (5%) of the total combined voting power or value of all classes of stock of the Corporation or any Subsidiary.

4. EFFECTIVE DATE AND TERMINATION OF PLAN

  This amended and restated Plan was adopted by the Board of Directors on January 19, 1994, was approved by the stockholders on May 4, 1994, and became effective on May 4, 1994. The Plan shall terminate when all shares of stock subject to options granted under this Plan shall have been acquired through exercise of such options or on May 3, 2004, whichever is earlier or at such earlier time as the Board of Directors may determine. Termination of the Plan will not affect the rights and obligations arising under options theretofore granted and then in effect.

5. SHARES SUBJECT TO THE PLAN AND TO OPTIONS

  The stock subject to options authorized to be granted under the Plan shall consist of 85,000,000 shares of the Corporation's common stock, $.001 par value, or the number and kind of shares of stock or other securities which shall be substituted or adjusted for such shares as provided in Section 7. Such shares may be authorized and unissued shares of the Corporation's common stock. All or any shares of stock subject to an option which for any reason terminates unexercised may again be made subject to an option under the Plan.

6. GRANT, TERMS AND CONDITIONS OF OPTIONS

  Options may be granted at any time and from time to time prior to the termination of the Plan to those key employees of Intel who, in the Committee's judgment, are largely responsible through their judgment, interest, ability and special efforts for the successful conduct of Intel's operations. However, no Participant shall be granted options in any year to purchase a number of shares of the Corporation's common stock in excess of one percent (1%) of the number of shares of the Corporation's common stock outstanding on January 1, 1994.





S0019C/3-18-94                                                         2.
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  Options will be granted to non-employee directors as follows:  Each new non-employee director will receive an initial grant of 5,000 shares at the time of his or her appointment to the position of director and each re-elected non-employee director will receive annual grants of 5,000 shares on the date of the commencement of the regular annual stockholders' meeting. The Committee will have no discretion to select which non-employee directors will be granted options or to determine the number of option shares, price, vesting schedule or any other term of the options granted to non-employee directors. All options granted to non-employee directors will be non-qualified stock options.

  No Participant shall have any rights as a stockholder with respect to any shares of stock subject to option hereunder until said shares have been issued. Each option shall be evidenced by a written stock option agreement which will expressly identify the option as an incentive stock option or as a non-qualified stock option. Furthermore, the grant of an incentive option pursuant to this Plan shall in no way be construed as an alternative to the right of an optionee to purchase stock pursuant to any present or future grant of a non-qualified option under any of Intel's current or future stock option plans. Options granted pursuant to the Plan need not be identical but each option is subject to the terms of the Plan and must contain and be subject to the following terms and conditions:

  (a) Price: The purchase price under each option granted to employees shall be established by the Committee. In no event will the option price be less than 100% of the fair market value of the stock on the date of grant. The option price must be paid in full at the time of the exercise. The price may be paid in cash, cash equivalents or secured notes acceptable to the Committee, by arrangement with a broker which is acceptable to the Committee where payment of the option price is made pursuant to an irrevocable direction to the broker to deliver all or part of the proceeds from the sale of the option shares to the Corporation, by the surrender of shares of common stock owned by the optionee exercising the option and having a fair market value on the date of exercise equal to the option price or in any combination of the foregoing.

  (b) Duration and Exercise or Termination of Option: Each option granted to an employee shall be exercisable in such manner and at such times as the Committee shall determine. Each option granted must expire within a period of ten (10) years from the grant date. An employee's stock option agreement may provide for accelerated exercisability in the event of the employee's death, Disablement or Retirement or other events in accordance with policies established by the Committee and may provide for expiration prior to the end of its terms in the event of the termination of the employee's service.

       Each 5,000 share option granted to a non-employee director will become exercisable beginning one year from the date of the annual meeting of stockholders on which date the options were granted. If a non-employee director is elected by the Board of Directors to begin serving as director on a date not coincident with an annual meeting date, that director will be granted the initial 5,000 share option as of the date of the first meeting at which he or she serves as director; however, his options





S0019C/3-18-94                                                         3.
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       will become first exercisable beginning one year from the date of the annual meeting at which he is first elected by the stockholders and he or she will not receive an additional grant of options upon his first election to the Board by the stockholders.

  (c) Suspension or Termination of Option: If the Director of Personnel of the Corporation or his designee reasonably believes that a Participant other than a non-employee director has committed an act of misconduct as described in this Section, the Director of Personnel may suspend the Participant's rights to exercise any option pending a determination by the Board of Directors. If the Board of Directors determines a Participant other than a non-employee director has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to Intel, breach of fiduciary duty or deliberate disregard of Intel rules resulting in loss, damage or injury to Intel, or if a Participant makes an unauthorized disclosure of any Intel trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Intel customer to breach a contract with Intel or induces any principal for whom Intel acts as agent to terminate such agency relationship, neither the Participant nor his or her estate shall be entitled to exercise any option whatsoever. In making such determination, the Board of Directors shall act fairly and shall give the Participant an opportunity to appear and present evidence on his or her behalf at a hearing before a committee of the Board of Directors. For any Participant who is an "executive officer" for purposes of
       Section 16 of the Securities Exchange Act of 1934, the determination of the Board of Directors shall be subject to the approval of the Committee.

  (d) Termination of Non-Employee Director's Service: Subject to Section 6.(b), upon the termination of the Participant's service as a non-employee director, his or her rights to exercise an option then held shall be only as follows:

   (1) Death. Upon the death of a non-employee director while in service as a non-employee director of Intel, the non-employee director's rights will be exercisable by his or her estate or beneficiary at any time during the twelve (12) months next succeeding the date of death. The number of shares exercisable by the estate or beneficiary will be the total number of unexercised shares under the non- employee director's option on the date of his or her death. If a non-employee director should die within thirty (30) days of his or her termination of service as a non-employee director with Intel, an option will be exercisable by his or her estate or beneficiary at any time during the twelve (12) months succeeding the date of termination, but only to the extent of the number of shares as to which such option was exercisable as of the date of such termination. A non-employee director's estate shall mean his or her legal representative or other person who so acquires the right to exercise the option.

   (2) Disablement. Upon the Disablement of a non-employee director, any option which he or she holds, whether or not then exercisable, may be exercised after the date of the Disablement within twelve (12) months.





S0019C/3-18-94                                                         4.
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   (3)   Retirement.  Upon Retirement of a non-employee director, the non-employee director's rights to non-qualified stock options may be exercised for a period of twelve (12) months after Retirement.

   (4) Other Reasons. Upon termination of a non-employee director's service as a non-employee director for any reason other than those stated above, the non-employee director may, within ninety (90) days following such termination exercise the option to the extent such option was exercisable on the date of termination.

  (e) Transferability of Option: Each option shall be transferable only by will or the laws of descent and distribution and shall only be exercisable by the Participant during his or her lifetime.

  (f) Modification or Assumption of Options: The Committee may modify, extend or assume outstanding options (whether granted by Intel or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price.

  (g) Other Terms and Conditions: Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Committee shall deem appropriate. No option, however, nor anything contained in the Plan shall confer upon any Participant any right to continue in Intel's employ or service nor limit in any way Intel's right to terminate his or her employment or service at any time.

7. ADJUSTMENT OF AND CHANGES IN THE STOCK

  (a) In the event that the shares of common stock of the Corporation shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise), or if the number of shares of common stock of the Corporation shall be increased through a stock split or the payment of a stock dividend, then there shall be substituted for or added to each share of common stock of the Corporation theretofore appropriated or thereafter subject or which may become subject to an option under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of common stock of the Corporation shall so be changed, or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be. Outstanding options shall also be amended as to price and other terms if necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of the outstanding shares of common stock of the Corporation, or any stock or other securities into which such common stock shall have been changed, or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in any





S0019C/3-18-94                                                         5.
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       option theretofore granted or which may be granted under the Plan, such adjustment shall be made in accordance with such determination.

  (b) No right to purchase fractional shares shall result from any adjustment in options pursuant to this Section 7. In case of any such adjustment, the shares subject to the option shall be rounded down to the nearest whole share. Notice of any adjustment shall be given by the Corporation to each Participant which shall have been so adjusted and such adjustment (whether or not notice is given) shall be effective and binding for all purposes of the Plan.

  (c)  Any other provision hereof to the contrary notwithstanding (except
       Section 6.(b)) in the event Intel is a party to a merger or other reorganization, outstanding options shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding options by the surviving corporation or its parent, for their continuation by Intel (if Intel is a surviving corporation), for accelerated vesting and accelerated expiration, or for settlement in cash.

8. LISTING OR QUALIFICATION OF STOCK

  In the event that the Board of Directors determines in its discretion that the listing or qualification of the Plan shares on any securities exchange or under any applicable law or governmental regulation is necessary as a condition to the issuance of such shares under the option, the option may not be exercised in whole or in part unless such listing, qualification, consent or approval has been unconditionally obtained.

9. AGREEMENT TO SERVE

  Each Participant shall agree that he or she will remain in Intel's employ or service as a non-employee director for at least one year from the option grant date. Such provision does not affect Intel's right to terminate a Participant's employment or service as a non-employee director at any time or for any reason.

10.  ADMINISTRATION AND AMENDMENT OF THE PLAN

  The Plan shall be administered by the Committee. The Committee shall consist of two or more disinterested directors of Intel, who shall be appointed by the Board of Directors. The Board shall fill vacancies and may from time to time remove or add members. All members of the Committee will be disinterested persons as defined in Rule 16b-3 under the Exchange Act. A non-employee director shall not fail to be "disinterested" solely because he or she receives the grants described in Section 6. The Board of Directors may also appoint one or more separate committees of the Board of Directors, each composed of one or more directors of Intel who need not be disinterested, who may administer the Plan with respect to employees who are not executive officers or directors of Intel, may grant options under the Plan to such employees and may determine all terms of such options. The Board of Directors may amend or terminate the Plan as desired, without





S0019C/3-18-94                                                         6.
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  further action by the Corporation's stockholders except to the extent required by applicable law.

  Notwithstanding the above, the provisions of Section 6 relating to non-employee directors may not be amended more than once every six months, except to comply with changes to the Code or the rules thereunder.

11.  TIME OF GRANTING OPTIONS

  The effective date of each option granted hereunder shall be the date on which the grant was made. Within a reasonable time thereafter, Intel will execute and deliver a written option agreement to the Participant.

12.  WITHHOLDING

  To the extent required by applicable federal, state, local or foreign law, a Participant shall make arrangements satisfactory to the Corporation for the satisfaction of any withholding tax obligations that arise by reason of an option exercise or any sale of shares. The Corporation shall not be required to issue shares until such obligations are satisfied. The Committee may permit these obligations to be satisfied by having the Corporation withhold a portion of the shares of stock that otherwise would be issued to him or her upon exercise of the option, or to the extent permitted, by tendering shares previously acquired.





S0019C/3-18-94                                                         7.